EXHIBIT 10.4(e)
2021 SPECIAL STOCK OPTION AWARD AGREEMENT
THIS 2021 SPECIAL STOCK OPTION AWARD AGREEMENT (the “Agreement”), made this 13th day of December, 2021, between Welltower Inc., a Delaware corporation (the “Corporation”), and [________________] (the “Participant”).
WHEREAS, the Participant is an employee of the Corporation; and
WHEREAS, the Corporation adopted the Welltower Inc. 2016 Long-Term Incentive Plan (the “Plan”) in order to provide select executives and key employees with incentives to achieve long-term corporate objectives; and
WHEREAS, the Compensation Committee of the Corporation’s Board of Directors has determined that the Participant should be granted a nonqualified stock option award subject to performance-based vesting conditions and time-based vesting conditions on the terms set forth herein; and
WHEREAS, any options granted to the Participant hereunder shall be exercised for shares of Common Stock upon the satisfaction of the conditions set forth below.
NOW, THEREFORE, in consideration of the past and future services provided to the Corporation by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.GRANT OF OPTION.
(a)    The Corporation hereby grants to the Participant an Option on December 13, 2021 (the “Date of Grant”), which shall vest and become exercisable subject to:
•the Participant’s continued employment and
•achieving or exceeding a 10.5% compound annual growth rate of Normalized Funds from Operations ex-HHS compared to the Base Year for the Performance Period (the “Performance Condition”).
(b)    If the Performance Condition is met and, except as otherwise expressly set forth herein, the Participant remains continuously employed with the Corporation through the Vesting Date (as defined below), then the Option shall become vested and exercisable in accordance with the following schedule:
•one-half of the Shares subject to the Option will become fully vested on February 1, 2025,
•one-fourth of such Shares will become fully vested on December 13, 2025, and
•one-fourth of such Shares will become fully vested on December 13, 2026 (each such date, the “Vesting Date”).
(c)    Upon vesting, the vested portion of the Option shall become exercisable for shares of Common Stock. The exercise price of the Option shall be $83.44. Such Option shall not have any common stock dividends or dividend equivalents paid and shall have a maximum term of ten years.
(d)    The Participant shall not be required to provide the Corporation with any payment in connection with the grant of the Option other than his or her past and future services to the Corporation and payment of the exercise price upon exercise of any exercisable portion of the Option.
(e)    In the event that a matter is not addressed in this Agreement but is addressed in the Plan (e.g., the treatment of the Option in the event that a Change in Corporate Control occurs and the successor to the Corporation fails to assume, convert, continue or otherwise replace the Option), the Option shall be governed by the terms of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.DELIVERY OF SHARES.
(a)    The Participant shall not be entitled to the issuance of shares of Common Stock prior to the time that some or all of the vested and exercisable portion of the Option is exercised in accordance with this Agreement, the full exercise price is paid and the Participant’s tax withholding obligations are satisfied in accordance with Section 4. Further, the Participant shall not have any of the rights and privileges of a stockholder of the Corporation (including voting rights and the right to receive dividends) until the shares of Common Stock are issued to the Participant.
(b)    The Participant’s Option may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant, except in the event of the death of the Participant by will or the laws of descent and distribution. Any attempt to dispose of the Participant’s Award or the Shares issued thereunder in a manner contrary to the restrictions set forth in this Agreement shall be ineffective, null and void.
3.EXERCISE OF OPTION.
(a)    If the Participant elects to exercise the some or all of the vested portion of the Option, the Participant shall give written notice of such exercise to the Corporate Secretary of the Corporation. The notice of exercise shall state the number of shares of Common Stock as to which the Options are being exercised.
(b)    Full payment of the exercise price for the shares of Common Stock purchased by exercising the Option shall be due at the time the notice of exercise is delivered pursuant to Section 3(a). Such payment may be made (i) in cash or cash equivalent or by check, (ii) by delivery of, or attestation to the ownership of, shares of Common Stock currently owned by the Participant for the period of time necessary to avoid any adverse financial accounting consequences to the Corporation and with a fair market value equal to the exercise price, (iii) by net exercise whereby the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of Shares having an aggregate fair market value that does not exceed the exercise price. (iv) by delivery (on a form prescribed by the Corporation) of an irrevocable direction to a securities broker approved by the Corporation to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Corporation, (v) any other form of payment permitted under applicable law and approved by the Corporation, or (vi) a combination thereof.
4.TAX WITHHOLDING.
Unless otherwise agreed to between the Corporation and the Participant, the Corporation will cause the required minimum tax withholding obligation (or such other rate that will not cause an adverse accounting consequence or cost) to be satisfied by withholding a number of Shares to be issued to THE Participant with an aggregate Fair Market Value that would satisfy the withholding amount due. The Corporation’s obligation to deliver stock certificates (or evidence of book entry) to THE Participant is subject to and conditioned on tax withholding obligations being satisfied by such Participant or through the Corporation’s exercise of its authority. The Compensation Committee expressly provides that the required minimum tax withholding obligation (or such other rate that will not cause an adverse accounting consequence or cost) of an Option granted to A Participant who is an officer within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, shall be satisfied by withholding a number of whole Shares to be issued to the Participant with an aggregate Fair Market Value that fully satisfies the withholding amount due.
5.TERMINATION OF EMPLOYMENT; CHANGE IN CORPORATE CONTROL.
(a)    In the event of the end of the Participant’s employment with the Corporation, any then-vested and exercisable portion of an Option shall remain exercisable after the end of the Participant’s employment with the Corporation for the following periods (but in no event longer than the ten year maximum term of the Option): (1) eighteen (18) months in the event of the Participant’s death, (2) twelve (12) months in the event of the Participant’s Qualified Termination other than death, (3) three (3) months in the event of the Participant’s termination of employment that is neither a Qualifying Termination nor for Cause, and (4) no period of time following the Participant’s termination of employment in the event of a termination for Cause.
6.DEFINITIONS.
Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
“Base Year” means the Corporation’s 2021 fiscal year.

“Cause” for termination of the Participant’s employment for purposes of Section 5 means (a) if the Participant is a party to an employment agreement with the Corporation immediately prior to such termination, and “Cause” is defined therein, then “Cause” shall have the meaning set forth in such employment agreement, or (b) if the Participant is not party to an employment agreement with the Corporation immediately prior to such termination or the Participant’s employment agreement does not define “Cause,” then “Cause” shall mean: (i) negligence or willful misconduct by the Participant in connection with the performance of his or her material duties as an employee of the Corporation or any Subsidiary; (ii) a breach by the Participant of any of his or her material duties as an employee of the Corporation or any Subsidiary, (iii) conduct by the Participant against the best interests of the Corporation or any Subsidiary, including but not limited to a material act of embezzlement or misappropriation of corporate assets, or a material act of statutory or common law fraud against the Corporation, any Subsidiary or the employees of either the Corporation or any Subsidiary; (iv) conviction of, or plea of nolo contendere to, any crime that is a felony, involves moral turpitude, or was committed in connection with the performance of Participant’s job responsibilities for the Corporation; (v) indictment of the Participant of a felony or a misdemeanor involving moral turpitude and such indictment has a material adverse effect on the interests or reputation of the Corporation or any Subsidiary; (vi) the intentional and willful failure by Participant to substantially perform his or her job responsibilities to the Corporation (other than any such failure resulting from Participant’s incapacity due to physical or mental disability) after a demand for substantial performance is made by the Corporation; (vii) the failure by Participant to satisfactorily perform his or her job responsibilities to the Corporation (other than any such failure resulting from Participant’s incapacity due to physical or mental disability); or (viii) a breach by Participant of any of the Corporation’s policies and procedures, including but not limited to the Corporation’s Code of Business Conduct & Ethics.
“Common Stock” or “Shares” means the Company’s common stock, par value $1.00 per share, either currently existing or authorized hereafter.
“Compensation Committee” means the Compensation Committee of the Board of Directors of the Corporation.
“Disability” for termination of the Participant’s employment for purposes of Section 5 means (a) if the Participant is a party to an employment agreement with the Corporation immediately prior to such termination, and “Disability” is defined therein, then “Disability” shall have the meaning set forth in such employment agreement, or (b) if the Participant is not party to an employment agreement with the Corporation that defines “Disability,” then “Disability” shall have the same meaning as defined in the Plan.
“Fair Market Value” means, as of any given date, the fair market value of a security which shall be the closing sale price reported for such security on the principal national securities exchange on which the security is publicly traded or, if not applicable, any other national securities exchange on which the security is traded or admitted to trading on such date on which a sale was reported. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Normalized Funds from Operations ex-HHS” means NAREIT-defined Funds from Operations attributable to common stockholders as adjusted as specifically set forth in our quarterly earnings releases but excluding any funding received from the US Department of Health and Human Services. NAREIT-defined Funds from Operations, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.
“Good Reason” for termination of the Participant’s employment for purposes of Section 5 means (a) if the Participant is a party to an employment agreement with the Corporation immediately prior to such termination, and “good reason” is defined therein, then “Good Reason” shall have the meaning set forth in such employment agreement, or (b) if the Participant is not party to an employment agreement with the Corporation immediately prior to such termination and/or the Participant’s employment agreement does not define “Good Reason”: (i) a substantial adverse change, not consented to by the Participant, in the nature or scope of the Participant’s responsibilities, authorities, powers, functions, or duties; or (ii) a breach by the Corporation of any of its material obligations under this Agreement. Unless otherwise provided in an employment agreement to which the Participant is a party immediately prior to such termination, to constitute “good reason termination,” the Participant must: (1) provide written notice to the Corporation within 90 days of the initial existence of the event constituting “Good Reason;” (2) may not terminate his or her employment unless the Corporation fails to substantially remedy the event constituting “Good Reason” within 30 days after such notice has been given; and (3) the Participant must terminate employment with the Corporation no later than 30 days after the end of the 30-day period in which the Corporation fails to substantially remedy the event constituting “Good Reason.”
“Performance Period” means the period beginning on January 1, 2022 and ending on December 31, 2024.

“Qualified Termination” means termination of the Participant’s employment for Good Reason, by reason of the Participant’s death, Disability, by the Company without Cause, Retirement and in the case of a Participant who is party to a fixed-term employment agreement with the Corporation, a non-renewal by the Corporation of the term of such agreement.
“Retirement” means the voluntary termination of employment by the Participant after attaining age 55 and completing ten consecutive full years of service; provided, however, that the sum of the Participant’s age and consecutive full years of service to the Corporation shall be equal to 70 or more; and provided further that the Participant (a) delivers to the Corporation, so that the Corporation receives or is deemed to have received in accordance with Section 10(j) at least six months prior to the date of his or her retirement, written notice specifying such retirement date, (b) remains in the continuous service of the Corporation from the date the written notice is received until his or her retirement date, and (c) enters into a retirement agreement with the Corporation in such form as shall be determined by the Corporation from time to time that includes both (i) a customary release of claims covering the Corporation and its affiliates, and (ii) an affirmation of continued compliance with the non-competition, non-solicitation, non-disparagement and non-disclosure covenants in favor of the Corporation and related persons to which Participant is subject immediately prior to his or her cessation of employment.
7.SECURITIES LAWS.
The Corporation may from time to time impose such conditions on the vesting of the Option, and/or the issuance of shares of Common Stock upon exercise of the Option, as it deems reasonably necessary to ensure that any grant of the Option and issuance of shares of Common Stock under this Agreement will satisfy the applicable requirements of federal and state securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to receive shares of Common Stock until the Common Stock has been registered under the Securities Act of 1933, as amended. In all events, if the issuance of any shares of Common Stock is delayed by application of this Section 7, such issuance shall occur on the earliest date on which it would not violate applicable law.
8.GRANT NOT TO AFFECT EMPLOYMENT.
Neither this Agreement nor the Option granted hereunder shall confer upon the Participant any right to continued employment with the Corporation. This Agreement shall not in any way modify or restrict any rights the Corporation may have to terminate such employment.
9.ADJUSTMENTS TO OPTION.
In the event of any change or changes in the outstanding Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Option shall be adjusted by the Compensation Committee pursuant to Section 11.2 of the Plan in such manner as the Compensation Committee deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participant.
10.MISCELLANEOUS.
(a)This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
(b)The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
(c)The provisions of the Plan are hereby made a part of this Agreement. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.
(d)The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the General Corporation Law of the State of Delaware.

(e)    Arbitration. All claims, disputes, questions, or controversies arising out of or relating to this Agreement, will be resolved exclusively in final and binding arbitration held under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”) in accordance with JAMS then current Employment Arbitration Rules and Procedures, or successor rules then in effect. The arbitration will be held in New York, New York, and will be conducted and administered by JAMS or, in the event JAMS does not then conduct arbitration proceedings, a similarly reputable arbitration administrator. Participant and the Corporation will select a mutually acceptable, neutral arbitrator from among the JAMS panel of arbitrators. The Federal Arbitration Act will govern the administration of the arbitration proceedings. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the jurisdiction provided under Section 10(d) above, or federal law, if applicable state law is preempted, and the arbitrator is without jurisdiction to apply any different substantive law. Participant and the Corporation will each be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator consistent with the nature of the claim(s) in dispute. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator will render a written award and supporting opinion that will set forth the arbitrator’s findings of fact and conclusions of law. Judgment upon the award may be entered in any court of competent jurisdiction. The Corporation will pay the arbitrator’s fees, as well as all administrative fees, associated with the arbitration. Each party will be responsible for paying its own attorneys’ fees and costs (including expert witness fees and costs, if any), provided, however, that the arbitrator may award attorney’s fees and costs to the prevailing party, except as prohibited by law. If the Corporation is the prevailing party, the arbitration may award some or all of the costs for the arbitrator’s fees and/or other administrative fees to the fullest extent not prohibited by law. The existence and subject matter of all arbitration proceedings, including, any settlements or awards thereunder, shall remain confidential.
(f)    Construction. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.
(g)    Headings. The Section headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of this Agreement, the text shall control.
(h)    Effect on Other Plans. Nothing in this Agreement shall be construed to limit the rights of Participants under the Corporation’s or its Subsidiaries’ benefit plans, programs or policies.
(i)    Clawback Policy. The Option shall be subject to forfeiture (as determined by the Compensation Committee) in accordance with the terms of the Corporation’s clawback or recoupment policy (as in effect from time to time). Furthermore, prior to the occurrence of a Change in Corporate Control, an Option (including any shares of Common Stock issued under this Agreement to the Participant) shall be subject to forfeiture in the event that the Participant breaches any provision of a restrictive covenant as to which the Participant is obligated to comply.
(j)    Notices.    Any notice provided for under this Agreement shall be in writing and may be delivered in person or sent by overnight courier, certified mail, or registered mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as such party may designate in writing from time to time):
If to the Corporation: Welltower Inc., 4500 Dorr Street, Toledo, OH 43615 Attention: Legal Department
If to the Participant, at the address on file with the Corporation’s Human Resources Department.
The actual date of mailing, as shown by a mailing receipt therefor, shall determine the time at which notice was given. The Participant may change the address at which notice shall be given by notifying the Corporation in the manner set forth in this Section 10(j). The Corporation may change the address at which notice shall be given by notifying each Participant in the manner set forth in this Section 10(j).
(k)    Section 409A.
(1)    This Agreement is intended to comply with an exemption from Section 409A of the Code (“Code Section 409A”) and will be interpreted in a manner intended to comply with such exemption from Code Section 409A. Any provision that would cause this Agreement to become subject to Code Section 409A of the Code shall have no force or effect until amended to the minimum extent required to comply with the exemption from Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits that may be considered “deferred compensation” under Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Code Section 409A) upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “retirement,” “termination,” “termination of employment” or like terms shall mean such a “separation from service”.

(2)    Any payment scheduled to be made under this Agreement to a “specified employee” (within the meaning of Code Section 409A that may be considered made under a “nonqualified deferred compensation plan” subject to Code Section 409A (after taking into account all exclusions applicable to such payments or benefits under Code Section 409A), that are otherwise due on or within the six-month period following termination of employment will accrue during such six-month period and will instead become payable in a lump sum payment on the first business day period following such six-month period. Furthermore, notwithstanding any contrary provision herein, if any other payments of money or other benefits due to the Participant under this Agreement could cause the application of an accelerated or additional tax under Code Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Corporation, that does not cause such an accelerated or additional tax.
IN WITNESS WHEREOF, the parties have executed this Agreement as of ___ day of December 2021.
PARTICIPANT    WELLTOWER INC.
________________________________    By: ______________________________
Signature    Signature
Name: __________________________    Name: ___________________________

    Title: ____________________________